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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of United States Cellular Corporation, filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report dated February 3, 2003, except as to Note 17 which is as of March 10, 2003, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in United States Cellular Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 3, 2003, except as to Note 17 which is as of March 10, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 3, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS